UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
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CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  May 23, 2013
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Daktronics, Inc.
(Exact name of registrant as specified in its charter)
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South Dakota	0-23246	46-0306862
(State or other jurisdiction	(Commission	(I.R.S. Employer
Incorporation or organization)	File Number)	Identification Number)

201 Daktronics Drive
Brookings, SD  57006
(Address of principal executive office) (zip code)

(605) 692-0200
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Section 5 - Corporate Governance Management

Item 5.02     Departure of Directors or Certain Officers ; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b) On May 23, 2013, Daktronics, Inc. (the "Company") received notice that Frank J. Kurtenbach is retiring and he resigned as a member of the Board of Directors of the Company, effective immediately. Mr. Kurtenbach has served on the Company's Board of Directors since 1994.

(d) On May 23, 2013, the Board of Directors of the Company elected Reece A. Kurtenbach, age 48, as a member of the Board of Directors to serve Mr. Frank Kurtenbach's remaining term, which will expire when the Company's annual meeting of shareholders is held in 2015. Reece A. Kurtenbach is currently serving as an Executive Vice President and is responsible for the Live Events and International business units. He also provides corporate leadership for the Company's product development. He joined the Company in 1991 as an application engineer focusing on large display projects. In 1994, he became the manager of the Company's video products engineering group and, in 2004, he was appointed Vice President. He was named Executive Vice President in 2012. He graduated from South Dakota State University in 1987 with a Bachelor's of Science degree in electrical engineering. Mr. Reece A. Kurtenbach is the son of Dr. Aelred J. Kurtenbach, who is Chairman of the Board of the Company, and the nephew of Mr. Frank J. Kurtenbach. In February 2013, the Company announced that Reece A. Kurtenbach would become President and Chief Executive Officer of the Company, effective upon the date of James B. Morgan's retirement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

DAKTRONICS, INC.

By: /s/ Sheila M. Anderson
Sheila M. Anderson, Chief Financial Officer
Date: May 29, 2013